Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amended Registration Statement on Form S-1 filed with the Securities and Exchange Commission and the Application for Conversion on Form AC (“Form AC”) filed with the Board of Governors of the Federal Reserve System of our report dated June 7, 2013 on the financial statements of Delanco Bancorp, Inc. We also consent to the references to us under the heading “Experts” in this Amended Registration Statement on Form S-1 and Form AC.

Philadelphia, Pennsylvania

July 26, 2013